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                                                            EXHIBIT 23

                CONSENT OF INDEPENDENT ACCOUNTANTS

                              ------



We consent to the incorporation by reference in the registration statements of KV Pharmaceutical Company on Form S-8 (File Numbers 2-56793, 2-76173, 33-36400 and 33-44927) of our report dated June 28,
1995, on our audits of the consolidated financial statements of KV Pharmaceutical Company as of March 31, 1995 and 1994, and for each of the three years in the period ended March 31, 1995, which report is included in this Annual Report on Form 10-K.


                                            /s/ COOPERS & LYBRAND L.L.P.


                                            COOPERS & LYBRAND L.L.P.




St. Louis, Missouri
June 28, 1995